UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2021

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

The Board of Directors of Accuray Incorporated (the “Company”) or its delegated committee periodically reviews the terms of the Company’s employment agreements with its executive officers and, if applicable, authorizes the Company to enter into new employment agreements with such officers.  On January 1, 2021, the Company entered into new employment agreements (each, an “Employment Agreement,” and collectively, the “Employment Agreements”) with each of Shig Hamamatsu, Suzanne Winter, Patrick Spine, and Jesse Chew (each, an “Executive Officer”), which amended and restated the employment agreements previously entered into between the Company and each such Executive Officer.

Each Employment Agreement is for a three-year term that begins on January 1, 2021 and automatically renews for successive three-year terms unless the Company or the applicable Executive Officer provides timely notice of non-renewal.  Each Employment Agreement sets forth the applicable Executive Officer’s title and salary, as well as the target annual incentive bonus that such Executive Officer is eligible to receive under the Company’s bonus plan, which is based on the attainment of certain performance criteria established and evaluated by the Company.  Each Executive Officer’s title and target annual incentive bonus under such Executive Officer’s Employment Agreement remained unchanged from the title and target annual incentive bonus disclosed for such Executive Officer in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 1, 2020 (the “Proxy Statement”).  Further, each Executive Officer’s salary under such Executive Officer’s Employment Agreement remained unchanged from the base salary that was in effect for such Executive Officer as of October 2019, prior to the temporary reduction in base salary approved by the Board of Directors due in part to the uncertainties of the COVID-19 pandemic, all as disclosed in the Proxy Statement.

Each Employment Agreement provides that during the applicable Executive Officer’s employment with the Company, such Executive Officer may be granted options to purchase shares of Company common stock, restricted stock units, performance stock units, or other equity awards under the Company’s 2016 Equity Incentive Plan.

Each Employment Agreement also provides that the applicable Executive Officer is entitled to severance benefits in the event of termination of such Executive Officer’s employment by the Company without cause or such Executive Officer’s resignation of employment for good reason, including (i) a lump sum payment equal to twelve months of base salary for each Executive Officer; (ii) either (a) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such Executive Officer would have received for the fiscal year during which termination occurs, except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (b) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such Executive Officer would have received for the prior fiscal year; (iii) reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such Executive Officer and his or her eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 for twelve months, or up until such Executive Officer becomes eligible to be covered under the group health plan of a new employer during such twelve month period, if applicable; (iv) payment for outplacement services in accordance with the Company’s then-current policies and practices with respect to outplacement assistance for other executives for up to twelve months; and (v) other customary benefits. In the event of termination of employment because of death or incapacity, each Executive Officer’s Employment Agreement provides for six months of accelerated vesting of such Executive Officer’s then-outstanding equity awards.  In the event that an Executive Officer is terminated without cause or resigns for good reason three months prior to or within eighteen months following a change in control of the Company, each Executive Officer’s Employment Agreement provides that such Executive Officer will be entitled to enhanced severance benefits, including (i) a lump sum payment equal to twenty-four months of such Executive Officer’s base salary; (ii) 200% of such Executive Officer’s target bonus for the fiscal year in which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first 3 months of the fiscal year); (iii) the full and immediate vesting of all of such Executive Officer’s then-outstanding unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and (iv) other customary benefits.  Such enhanced severance benefits will be in lieu of any severance benefits an Executive Officer would otherwise be entitled to receive as a result of the termination of such Executive Officer’s employment by the Company without cause or such Executive Officer’s resignation for good reason independent of a change in control.

The benefits and payments described above may be subject to a delay of up to six months, as necessary to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code (the “Code”).  In addition, if any payments or benefits payable to the Executive Officers under their respective Employment Agreements would be subject to the excise tax provided under Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary to ensure that no amount will be subject to such excise tax; provided, however, that a reduction will be made only if, as a result of such reduction, the Executive Officer’s net after-tax benefit exceeds the net after-tax benefit such Executive Officer would realize if the reduction were not made.

The Company will file the Employment Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.  The foregoing description of the material terms of the Employment Agreements is subject to, and qualified in its entirety by reference to, the Employment Agreements when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: January 7, 2021	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President & General Counsel

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